===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Airtran Holdings, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             AIRTRAN HOLDINGS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of AirTran Holdings, Inc.:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AirTran Holdings, Inc. (the "Company") will be held at the Georgia International Convention Center, 1902 Sullivan Road, College Park, Georgia 30337 on Wednesday, May 16, 2001 at 11:00 a.m. Eastern Daylight Savings Time, for the following purposes:

     (1) To elect three Class III Directors for a term of three years each; and

     (2) To transact such other business as may properly come before the meeting.

     Holders of the Common Stock of record at the close of business on March 30, 2001, will be entitled to notice of and to vote at the meeting.

     Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage paid reply envelope. This will assist us in preparing for the meeting.

                                  By Order of the Board of Directors,


                                  /s/ Richard P. Magurno
                                  -----------------------
                                  Richard P. Magurno,
                                  Secretary

April 11, 2001
Orlando, Florida

                             AIRTRAN HOLDINGS, INC.
                             9955 AirTran Boulevard
                            Orlando, Florida  32827
                                 (407) 261-5600

                                PROXY STATEMENT



     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of AirTran Holdings, Inc., a Nevada corporation (the "Company") to be voted at the Annual Meeting of the Stockholders of the Company to be held on May 16, 2001, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held at the Georgia International Convention Center, 1902 Sullivan Road, College Park, Georgia 30337, on Wednesday, May 16, 2000, at 11:00 a.m. Eastern Daylight Savings Time. This proxy statement and accompanying form of proxy were first sent or given to Stockholders on or about April 11, 2001. The Company's Annual Report for the year ended December 31, 2000, is being sent, concurrently herewith, to each Stockholder of record.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

     At the Company's annual meeting, Stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of Directors. In addition, the Company's management will report on the performance of the Company during the 2000 year and respond to questions from Stockholders.

Who is entitled to vote?

     Only Stockholders of record at the close of business on the record date, March 30, 2001, are entitled to receive notice of the annual meeting and to vote the shares of Common Stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

     All Stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first-come, first-served basis. Each Stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 66,596,813 shares of Common Stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculations of the number of shares considered to be present at the meeting.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" Stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote FOR election of the nominated slate of Directors.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of Directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. The Company's management knows of no matter to be brought before the meeting other than those mentioned herein. If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

How will proxies be solicited?

     Proxies will be solicited by mail. Proxies may also be solicited by officers and regular employees of the Company personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock of the Company. The expense of preparing, assembling, printing, mailing and soliciting proxies will be borne by the Company.


                                STOCK OWNERSHIP

Security Ownership of Management and Certain Beneficial Owners

     The following table sets forth, as of February 28, 2001 (unless otherwise indicated in the footnotes), certain information with respect to the Company's Common Stock owned beneficially by each Director, by each Nominee for election as a Director, by each Executive Officer named in the compensation table below, by all Executive Officers and Directors as a group and by each person known by the Company to be a beneficial owner of more than 5% of the outstanding Common Stock of the Company. Except as noted in the footnotes, each of the persons listed has sole investment and voting power with respect to the shares of Common Stock included in the table.

                                                            Number of Shares         Percent
Name of Beneficial Owner                                 Beneficially Owned (1)  of Ownership (2)
------------------------                                 ----------------------  ----------------
Lewis H. Jordan (3)....................................         3,587,653              5.2%
Robert L. Priddy (4)...................................         2,655,000              4.0%
Joseph B.  Leonard (5).................................         1,050,000              1.6%
Robert D. Swenson (6)..................................           643,895              1.0%
Robert L. Fornaro (7)..................................           281,666                *
Thomas Kalil (8).......................................           205,800                *
Don L. Chapman (9).....................................           107,000                *
Stephen J. Kolski (10).................................           100,000                *
John K. Ellingboe (11).................................            48,620                *
William J. Usery, Jr...................................             6,000                *
J. Veronica Biggins, Nominee for Director..............               100                *
Stanley J. Gadek.......................................                 0                *
All Executive Officers and Directors as a group
 (12 persons) (3)(4)(5)(6)(7)(8)(9)(10)(11)............         8,687,634             12.1%

--------------
*  Less than 1%
(1) Information with respect to beneficial ownership is based upon information furnished by each owner.
(2) The percent of outstanding Common Stock owned is determined by assuming that in each case the person only, or group only, exercised his or its rights to purchase all shares of Common Stock underlying presently exercisable stock options.
(3) Includes options to purchase 3,055,000 shares of Common Stock which are presently exercisable. Mr. Jordan's address is 610 Wingspread, Peachtree City, Georgia 30269.
(4) Includes options to purchase 655,000 shares of Common Stock which are presently exercisable.
(5) Includes options to purchase 1,050,000 shares which are presently exercisable.
(6) Includes options to purchase 90,000 shares which are presently exercisable. Includes 91,220 shares of Common Stock held by Mr. Swenson's wife and 89,720 shares of Common Stock Mr. Swenson holds as custodian for his minor children.
(7) Includes options to purchase 266,666 shares which are presently exercisable.
(8) Includes options to purchase 100,000 shares which are presently exercisable.
(9) Includes 69,000 shares of Common Stock owned by a corporation in which Mr. Chapman is an officer and sole stockholder and options to purchase 25,000 shares of Common Stock which are presently exercisable.
(10) Includes options to purchase 205,000 shares which are presently exercisable.
(11) Includes options to purchase 27,000 shares which are presently exercisable.


                             ELECTION OF DIRECTORS

     The By-laws of the Company provide for a Board of Directors with staggered terms and for a Board consisting of not less than three, nor more than nine, Directors. The number of Directors has been set at eight for the ensuring year. Each year, at least 25% of the members of the Board of Directors are to be elected for a term of three years and until their successors are elected and qualified.

     The Company's Board of Directors is divided into three classes. The terms of the Class III Directors, currently John K. Ellingboe and Robert L. Priddy, expires at the annual meeting to be held on May 16, 2001. The following persons have been nominated for election to the Board of Directors as Class III Directors for a three-year term expiring in 2004: J. Veronica Biggins, Robert L. Fornaro and Robert L. Priddy currently a Class III Director. It is the intention of the persons named in the accompanying proxy form to vote for the election of all nominees unless otherwise instructed. If for any reason any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named.

Identification of Directors and Executive Officers

     The following table contains the name, age and position with the Company of each Executive Officer, Director and Nominee for Director of the Company. Their respective backgrounds are described in the text following the table.


                         Age  Position
                         ---  --------
Joseph B.  Leonard        57  Chairman of the Board, Chief Executive Officer and Director (since 1999)
Robert L. Fornaro         48  President and Chief Operating Officer of Company and Operating Subsidiary, Nominee for Director
Stanley J. Gadek          49  Senior Vice President - Finance and Chief Financial Officer
Thomas Kalil              64  Senior Vice President - Customer Service of Operating Subsidiary
Stephen J. Kolski         60  Senior Vice President - Operations of Operating Subsidiary
Richard P. Magurno        57  Senior Vice President, General Counsel and Secretary
J. Veronica Biggins       54  Nominee for Director
Don L. Chapman            61  Director (since 1994)
John K. Ellingboe         50  Director (since 1997)
Lewis H. Jordan           56  Director (since 1993)
Robert L. Priddy          54  Director (since 1992)
Robert D. Swenson         46  Director (since 1997)
William J. Usery, Jr.     77  Director (since 2000)

Executive Officers

     Joseph B. Leonard joined the Company in January 1999 as Chairman of the Board, President and Chief Executive Officer and since January 2001 has served as the Company's Chairman of the Board and Chief Executive Officer. From 1993 to 1998, Mr. Leonard served in various executive capacities for AlliedSignal, Inc. and its Aerospace division, last serving as the President and Chief Executive Officer of Marketing, Sales and Service of AlliedSignal Aerospace and Senior Vice President of AlliedSignal, Inc. during 1998. From 1991 to 1993, Mr. Leonard served as Executive Vice President of Northwest Airlines. Prior to that, Mr. Leonard served in various executive positions for Eastern Airlines from 1984 to 1990, as Assistant Vice President, Aircraft Maintenance for American Airlines from 1982 to 1984 and in various maintenance and quality control positions for Northwest Airlines from 1969 to 1982. Mr. Leonard was elected to the Board of Directors pursuant to the terms of his Employment Agreement with the Company.

     Robert L. Fornaro joined the Company in March 1999 as the President of its operating subsidiary and has also served as President of the Company since January 2001. Mr. Fornaro was also designated as Chief Operating Officer of the Company in March 2001. Mr. Fornaro also served as the Company's Chief Financial Officer from June 1999 until August 2000. From February 1998 until March 1999, he served as a consultant in the airline industry. From 1992 to February 1998, Mr. Fornaro served as Senior Vice President - Planning for US Airways. Prior to that, he served as Senior Vice President - Marketing Planning at Northwest Airlines from 1988 to 1992.

     Stanley J. Gadek joined the Company in July 2000 as Senior Vice President - Finance and Chief Financial Officer. With more than 20 years in the airline industry, Mr. Gadek most recently served as acting Chief Financial Officer of Atlas Air, which he joined in December 1997 as Vice President and Controller. Prior to Atlas, Mr. Gadek served as Vice President and Controller for Atlantic Coast Airlines from May 1994 to December 1997. Prior to joining Atlantic Coast, Mr. Gadek served as Assistant Controller for Continental Airlines. Mr. Gadek began his career in 1977 with Ernst & Young LLP.

     Thomas Kalil joined the Company in 1995 and held several senior positions before being named to his current position of Senior Vice President--Customer Service of the Company's operating subsidiary in June 2000. Prior to joining the Company, Mr. Kalil was Senior Vice President--Customer Service for Continental Airlines. Mr. Kalil's initial position with Continental in 1987 was Vice President, Station Operations. In the mid-1980's, Mr. Kalil served as Senior Director of Ground Services for Northwest Airlines. Mr. Kalil also held management positions at Southern Airways and Republic Airlines.

     Stephen J. Kolski has served as Senior Vice President - Operations of the Company's operating subsidiary since he joined the Company in March 1999. From 1995 until March 1999, he served as a consultant in the aerospace industry. From 1993 to 1995, he served as a Director, President and Chief Operating Officer of ATX, Inc. From 1990 to 1993, Mr. Kolski served as President and Chief Operating Officer of Continental Express. From 1966 to 1990, Mr. Kolski held various management positions with responsibilities over flight operations, aircraft maintenance and collective bargaining negotiations for National Airlines (1966 to 1980), New York Air which he co-founded (1980 to 1987) and Eastern Airlines (1987 to 1990).

     Richard P. Magurno joined the Company in August 2000 as Senior Vice President, General Counsel and Secretary. From 1998 until August 2000, Mr. Magurno operated a private aviation consulting practice. From 1994 until 1998, Mr. Magurno served as Senior Vice President and General Counsel for Trans World Airlines. From 1989 until 1994, he served as a partner in the law firm of Lord, Day & Lord , Barrett Smith in New York. Mr. Magurno spent almost 20 years with Eastern Airlines, beginning in 1970 as a staff attorney, from 1980 to 1984 as Vice President--Legal and from 1984 to 1989 as Senior Vice President, General Counsel and Secretary.

Nominees for Election as Directors for a Three-Year Term Expiring in 2004

     J. Veronica Biggins has served as Senior Partner of Heidrick & Struggles International, an executive search firm, since 1995. Ms. Biggins also serves as a director of Avnet Corporation, a distributor of semiconductors, components and computer products (since 1997) and NDC Health, a provider of electronic information products and services to the health care community (since 1995).

     Robert L. Fornaro has been nominated to serve as a Class III Director for a three-year term expiring in 2004. As an Executive Officer of the Company, Mr. Fornaro's background is described above.

     Robert L. Priddy is an investor and owner of RMC Capital, LLC, an investment company which he founded in February 1998. Mr. Priddy was employed as the Chairman of the Board and Chief Executive Officer of the Company from its inception until November 1997. He has served as a Director of the Company since he participated in its founding in 1992. He also serves as a director of Accumed International, a medical equipment company (since 1997).

     Don L. Chapman has served as a Director of the Company since 1994. Mr. Chapman has also served as President and Chief Executive Officer of Tug Manufacturing Corporation, an investment and printing press company, since he acquired that company in 1977. From March 2000 until January 2001, Mr. Chapman also served as President and Chief Executive Officer of Legacy Capital Investments. From December 1998 until March 2000, Mr. Chapman also served as President of S&S Tug Manufacturing Company, a ground support equipment manufacturer which acquired that business from Tug Manufacturing Corporation. He also served as Chief Executive Officer of Opti World, Inc., an optical superstore chain, from 1983 (when he founded that company) until 1995. He also serves as a director of Rare Hospitality (since 1992). Mr. Chapman is a Class I Director whose term will expire in 2003.

     Lewis H. Jordan is the owner and principal officer of Wingspread Enterprises, an investment and consulting firm which he founded in August 1997. Mr. Jordan served as President and Chief Operating Officer of the Company from June 1993 until November 1997. Until November 1996, Mr. Jordan also served as President and Chief Operating Officer of the Company's operating subsidiary. He served as President and Chief Operating Officer and as a director of Continental Airlines from August 1991 to March 1993 and served as Executive Vice President of that company from 1986 to August 1991. He also serves as a Director of Rare Hospitality (since 1998). Mr. Jordan is a Class I Director whose term will expire in 2003.

     Joseph B. Leonard is a Class I Director whose term will expire in 2003. As an Executive Officer of the Company, Mr. Leonard's background is described above.

     Robert D. Swenson is the owner and principal officer of Pacific Alaskan Airways, LLC, an aviation consulting firm in which he has been actively involved since September 1999. Mr. Swenson was elected as Chairman of the Board of the Company in November 1997 pursuant to the terms of the merger agreement with Airways and served in such position until January 1999 when Mr. Leonard joined the Company. Mr. Swenson continues to serve as a Director of the Company. He served as Chairman of the Board and Chief Executive Officer of Airways from April 1995 until November 1997 when Airways merged into the Company and he served as Chairman of the Board of AirTran Airways from June 1994 until November 1997. From June 1994 to January 1995, Mr. Swenson was President of AirTran Airways. Mr. Swenson served as Director, President and Chief Executive Officer of Mesaba Holdings, Inc. and its subsidiary, Mesaba Aviation, Inc. from 1981 to 1995 and was Chairman of the Board of Mesaba Holdings, Inc. and Mesaba Aviation, Inc. from 1986 to September 1995. Mr. Swenson is a Class II Director whose term will expire in 2002.

     William J. Usery, Jr. has served as president of Bill Usery Associates, Inc., a labor-management consulting firm, since 1978. Previously Mr. Usery has served in many labor-management positions with the federal government, including as Secretary of Labor under President Ford from 1976 to 1977, as National Director of the Federal Mediation and Conciliation Service (FMCS) from 1973 to 1976 and as Assistant Secretary of Labor for Labor-Management Relations under President Nixon from 1969 to 1973. Mr. Usery is a Class II Director whose term will expire in 2002.

Directors Whose Term of Office Expires at the Annual Meeting

     John K. Ellingboe was elected as a Director of the Company in November 1997 pursuant to the terms of the Merger Agreement between the Company and Airways Corporation ("Airways"). He served as a director of Airways from April 1995 until November 1997 when Airways merged into the Company and a director of AirTran Airways from June 1994 until November 1997. Since March 1999, Mr. Ellingboe has served in a senior management position with Ovations, Inc., a subsidiary of UnitedHealth Group Company, and currently serves as its chief operating officer.

From January 1998 until March 1999, Mr. Ellingboe served as President, Mergers and Acquisitions of NJK Holding Corporation, a private investment company, and since June 1996, Mr. Ellingboe has also been Chief Executive Officer of PMSA Management Group, LLC, a management consulting firm. From 1990 to May 1996, he was Vice President, Business Development, General Counsel and Secretary of Fingerhut Companies, Inc. and served as Senior Vice President of that company from October 1993 to May 1996. Mr. Ellingboe is a Class III Director whose term will expire at the annual meeting on May 16, 2001.

Committees of the Board of Directors

     The Company has a standing Audit Committee and Compensation Committee. The Audit Committee consists of Don L. Chapman, Robert L. Priddy and John K. Ellingboe. The Audit Committee met one time during the 2000 fiscal year. The Board of Directors and the Audit Committee have adopted a charter for the Audit Committee setting forth the structure, powers and responsibilities of the Audit Committee. A copy of the Audit Committee charter is attached as Annex A to this Proxy Statement. Pursuant to the charter, the Audit Committee will be comprised of at least three members appointed by the Board of Directors, each of whom shall satisfy the membership requirements of independence and financial literacy.

     The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to oversee the Company's financial reporting process, including monitoring the integrity of the Company's financial statements and the independence and performance of the Company's internal and external auditors. Under its charter, the responsibilities of the Audit Committee include:

     . review and recommend to the Board of Directors annually the selection of the independent auditors;

     . review and discuss with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission;

     . discuss with the independent auditors the conduct of the audit, the adequacy and effectiveness of the Company's accounting and financial controls and the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence;

     . meet separately with the independent auditors and with the Company's internal auditors, as well as the Company's management, to discuss the results of their examination;

     . review and discuss with management and the independent auditors the Company's interim financial statements as included in the Company's quarterly reports;

     . report to the board of directors its conclusions with respect to the matters that the Audit Committee has considered; and

     . review and reassess the adequacy of its charter annually and submit it to the Board of Directors for approval.

     The Compensation Committee currently consists of Robert D. Swenson and John
K. Ellingboe. Lewis H. Jordan serves as a non-voting member of this committee. The Compensation Committee met one time separately from the entire Board during 2000 and acted during Board meetings on other occasions. In addition, the Compensation Committee took action by unanimous consent of its members on several occasions. The Compensation Committee is empowered to: (i) approve compensation levels for each Executive Officer who also serves as a member of the Board of Directors and for any other officer or employee of the Company whose annual base salary is in excess of $100,000; (ii) approve all incentive payments to each Executive Officer who also serves as a member of the Board of Directors; (iii) administer the Company's stock option plans; and (iv) undertake administration, upon specific direction of the Board of Directors, of other employee benefit plans.

Meetings of the Board of Directors

     The Board of Directors met nine times during the Company's 2000 fiscal year and took action on other occasions by unanimous consent. Each incumbent Director attended at least 75% of the total of all Board and Committee meetings he was entitled to attend during the 2000 year.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's Directors and Executive Officers, and persons who own more than 10% of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to transactions during 2000, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its Directors, Executive Officers and persons who own more than 10% of the Company's equity securities have been complied with except that the initial beneficial ownership report of Stanley J. Gadek was filed four days late.

                          BOARD AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors has reviewed and discussed the audited financial statements with management and has discussed with Ernst & Young LLP, its independent auditors, the matters required to be discussed by SAS 61. Furthermore, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, and has discussed with Ernst & Young LLP its independence relative to the Company.

     Based on the review and discussion referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K.


     Submitted by

     AUDIT COMMITTEE


     Don L. Chapman    John K. Ellingboe    Robert L. Priddy


     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ended December 31, 1998, December 31, 1999, and December 31, 2000, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for such year, for the Company's Chief Executive Officer and those other Executive Officers with compensation in excess of $100,000 during 2000. Such table also indicates all capacities in which they served.

                           Summary Compensation Table

                                                                                Long Term
                                                                              Compensation
                                                     Annual Compensation         Awards
                                                  --------------------------  -------------
                                                                   Other                       All
Name and                                                          Annual                       other
Principal                                                         Compen-        Options      Compen-
Position                          Year  Salary ($)  Bonus ($)    sation($)         (#)       sation ($)
--------------------------------  ----  --------  -----------  -------------  -------------  ----------
Joseph B. Leonard, Chairman       2000   350,000      525,000             0              0     150,000
   of the Board, President and    1999   336,539            0       100,000      1,500,000           0
   Chief Executive Officer (1)

Robert L. Fornaro,                2000   261,538      250,000             0        100,000           0
   Senior Vice President (2)      1999   186,538            0             0        350,000           0

Stephen J. Kolski,                2000   157,289       75,000             0         25,000           0
   Senior Vice President (3)      1999   113,654            0             0        150,000           0

Thomas Kalil,                     2000   146,250       79,942             0         55,000           0
    Senior Vice President         1999   159,856            0             0              0           0
                                  1998   189,518            0             0              0           0

Stanley J. Gadek,                 2000    61,538      155,000             0        140,000           0
    Senior Vice President and
    Chief Financial Officer (4)

--------------
(1) A signing bonus of $100,000 is reflected as other annual compensation and relocation expenses of $150,000 are reflected as other compensation.
(2) Mr. Fornaro commenced employment with the Company in March 1999, and therefore, the compensation shown for him for 1999 is for the period from March 1999 through December 1999.
(3) Mr. Kolski commenced employment with the Company in March 1999, and therefore, the compensation shown for him for 1999 is for the period from March 1999 through December 1999.
(4) Mr. Gadek commenced employment with the Company in July 2000, and therefore, the base salary shown for him for 2000 is for the period from July 2000 through December 2000.

None of the individuals listed above received perquisites or personal benefits during 2000 in excess of the lesser of $50,000 or 10% of his annual salary and bonus. The amount of such benefits to all Executive Officers as a group during 2000 was less than 10% of their aggregate annual salaries and bonuses.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Robert D. Swenson and John K. Ellingboe, neither of whom are officers or employees of the Company.

Employment Agreements and Change of Control Arrangements

     Joseph B. Leonard. The Company's employment agreement with Mr. Leonard provides for a three year term expiring on December 31, 2001, and severance pay of $500,000 in the event Mr. Leonard's employment is terminated by the Company without cause. Mr. Leonard's base salary under the employment agreement is $350,000 per year and he may earn a bonus of up to 150% of his base salary each year based on the profitability of the Company during the year. In connection with the execution of the employment agreement, Mr. Leonard was paid a $100,000 signing bonus and was granted 1,500,000 options vesting over a three year period. Under the agreement, Mr. Leonard is also entitled to reimbursement of certain moving expenses.

     Other Officers. Upon a termination of employment of Mr. Fornaro, Kolski, Kalil, Gadek or Magurno after a change of control, the employee will be entitled to a continuance of his salary for a two-year period and all of his stock options will become vested.

Option Grants in Last Fiscal Year

     The table below sets forth information regarding all stock options granted in the 2000 fiscal year under the Company's Stock Option Plans to those Executive Officers of the Company named in the Compensation Table above.

                                    % of
                                    Total                Market
                     Number of     Options               Price
                     Securities  Granted to             or Fair                Potential Realized Value at
                     Underlying   Employees              Value                   Assumed Annual Rates of
                      Options     in Fiscal   Exercise  on Date   Expiration   Stock Price Appreciation (2)
                      Granted       Year       Price    of Grant     Date              5%            10%
                     ----------  ----------   --------  --------  ----------   --------------   ------------
Joseph B. Leonard             0       0%            --        --          --              --             --
Robert Fornaro          100,000     9.1%       $4.3125   $4.3125      3/1/10        $271,211       $687,301
Stephen J. Kolski        25,000     2.3%       $ 4.125   $ 4.125      7/3/10        $ 64,855       $164,355
Thomas Kalil             55,000     5.0%       $ 4.125   $ 4.125      7/3/10        $142,680       $361,580
Stanley J. Gadek        140,000    12.8%       $ 4.375   $ 4.375     7/31/10        $385,198       $976,167


--------------
(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

     The following table shows aggregate exercises of options during 2000 and the values of options held as of December 31, 2000 by those Executive Officers of the Company named in the Compensation Table above.

                                                    Number of        Value of Unexercised
                                                Unexercised Options  In-The-Money Options
                                                 December 31, 2000   December 31, 2000 (1)
                     Shares Acquired   Value     Exercisable (E)/     Exercisable (E)/
Name                   on Exercise    Realized   Unexercisable (U)     Unexercisable (U)
-------------------  ---------------  --------  -------------------  ---------------------
Joseph B. Leonard            -            -         1,050,000 E          $4,431,000 E
Joseph B. Leonard            -            -           450,000 U          $1,899,000 U
Robert L. Fornaro            -            -           266,666 E          $  907,290 E
Robert L. Fornaro            -            -           183,334 U          $  600,523 U
Stanley J. Gadek             -            -           140,000 U          $  402,500 U
Thomas Kalil                 -            -           205,000 E          $  262,500 E
Thomas Kalil                 -            -            55,000 U          $  171,875 U
Stephen J. Kolski            -            -           100,000 E          $  393,750 E
Stephen J. Kolski            -            -            75,000 U          $  275,000 U


--------------
(1) Amounts shown are based upon the closing sale price for the Company's Common Stock on December 29, 2000, which was $7.25 per share.


Director Compensation

     The Company's outside Directors (Messrs. Chapman, Ellingboe, Jordan, Priddy, Swenson and Usery) receive a retainer of $5,000 per quarter plus meeting fees of $1,000 per meeting of the Board of Directors or Committee attended in person and $500 per meeting of the Board of Directors or Committee attended by phone in addition to reimbursement of their expenses in attending meetings of the Board of Directors. In addition, each outside Director is to receive options to purchase 5,000 shares of Common Stock upon the date of the Company's annual stockholders' meeting at the then current stock price, with vesting over three years of service on the Board of Directors.

                     BOARD COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The compensation of the Company's Executive Officers is determined by the Compensation Committee of the Board of Directors on an annual basis. The Compensation Committee considers all elements of compensation in making its determinations. With respect to those Executive Officers who do not serve on the Company's Board of Directors, the Compensation Committee also considers the recommendations of the Company's Chairman of the Board and Chief Executive Officer. The principal elements of compensation for the Company's Executive Officers are base salary, cash bonuses and stock incentives and stock options.

     Base Salary. The base salary of the Company's Chairman of the Board and Chief Executive Officer during 2000 (Joseph B. Leonard) was established at $350,000 per year under his employment agreement pursuant to negotiations with Mr. Leonard. The employment agreement was signed in January 1999.

     Cash Bonuses. The Company adopted an Executive Incentive Compensation Plan for 2000 under which Mr. Leonard and other management employees became entitled to a bonus for 2000 based on the Company's profitability (calculated based on a return on equity) in excess of a base rate equal to the treasury bill rate. In making the calculation, certain items were adjusted to more accurately gauge the performance of the Company. Due to the Company's profitability during 2000, incentive bonuses of $75,000 - $525,000 were paid to the Company's Executive Officers for the 2000 year in accordance with the Executive Incentive Compensation Plan.

     Stock Options. The Company intends to rely heavily on stock options to provide incentive compensation to its Executive Officers and other key employees and to align their interests with those of the Company's Stockholders. In that regard, stock options were granted to the Company's existing and newly hired officers during the year. All of these options are exercisable at fair market value. All of these options will vest over three years. The vesting schedule is designed to encourage employment with the Company throughout the vesting period.

                     Submitted by

                     COMPENSATION COMMITTEE


                     John K. Ellingboe                  Robert D. Swenson


     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         STOCK PRICE PERFORMANCE GRAPH

     The following stock price performance graph compares the Company's performance to the American Stock Exchange Composite Index and the Standard & Poors Airlines Index. The stock price performance graph assumes an investment of $100 in the Company and the two indexes, respectively, on December 31, 1995, and further assumes the reinvestment of all dividends. The graph also shows how the December 31, 1995 prices compare to the closing price of the Company's stock on June 28, 1994, the date of its initial public offering, and year-end 1994. The Standard & Poors Airlines Index includes AMR Corporation, Delta Air Lines, USAir Group and Southwest Airlines. Stock price performance, presented for the period from June 28, 1994 (the date upon which the Common Stock of the Company was first traded) through December 31, 2000 is not necessarily indicative of future results. The American Stock Exchange Composite Index is shown in place of the Total Return Index for The Nasdaq Stock Market (US) (which was presented in prior years) since the Company's stock is now traded on the American Stock Exchange.

                       [STOCK PRICE PERFORMANCE GRAPH]



                                    6/28/94    12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99  12/31/00
---------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  --------
AirTran Holdings, Inc.             $16.29     $21.47     $100.00    $ 26.01    $ 16.16    $ 10.61    $ 18.31    $ 29.29

Standard & Poors Airlines Index    $81.44     $68.47     $100.00    $109.63    $184.52    $178.51    $177.03    $263.78

AMEX Composite Index               $77.10     $79.10     $100.00    $104.40    $124.88    $125.68    $159.96    $163.75


     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deem filed under such Acts.

                              CERTAIN TRANSACTIONS

     In connection with the employment of Stanley J. Gadek as Senior Vice President - Finance and Chief Financial Officer and his relocation to Florida, the Company loaned Mr. Gadek $250,000 in August 2000 without interest. Mr. Gadek repaid the loan in full in September 2000.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the ensuing fiscal year. Ernst & Young LLP has served as the Company's independent auditors since its inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                       FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

     The fees and expenses for the annual audit of the Company's financial statements by Ernst & Young LLP for the fiscal year ended December 31, 2000 and the reviews of the Company's quarterly financial statements during the year were approximately $626,000.

Financial Information Systems Design and Implementation Fees

     There were no fees billed for financial information systems design and implementation services rendered by Ernst & Young LLP to the Company for the fiscal year ended December 31, 2000.

All Other Fees

     The aggregate fees billed for all other non-audit services, including fees for audit related services and tax-related services, rendered by Ernst & Young LLP to the Company for the fiscal year ended December 31, 2000 were approximately$452,000. The Company's Audit Committee has determined that provision of these non-audit services is compatible with maintaining the independence of Ernst & Young LLP.


                                 OTHER MATTERS

Stockholders' Proposals for Annual Meeting to be held in 2002

     The Company plans to hold its 2002 Annual Meeting of Stockholders during the month of May. Any proposal of a Stockholder intended to be presented at said Annual Meeting of Stockholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 12, 2001.

Action on Other Matters at the Annual Meeting

     At this time, the Company does not know of any other matters to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement. If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.


     STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

                             BY ORDER OF THE BOARD OF DIRECTORS,


                             /s/ Richard P. Magurno
                             ----------------------
                             Richard P. Magurno,
                             Secretary

                                    ANNEX A

                             AIRTRAN HOLDINGS, INC.
                            Audit Committee Charter

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate (or shall become financially literate within a reasonable period of time after appointment to the committee) and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function (when applicable), the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors (when applicable) and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

                            AIRTRAN HOLDINGS,  INC.
                      Audit Committee Charter (Continued)

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     . The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

     . The committee shall discuss with the internal auditors (when applicable) and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors (when applicable) and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's systems to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors (when applicable) and the independent auditors, with and without management present, to discuss the results of their examinations.

     . The committee shall review the internal financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     . The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                             FOLD AND DETACH HERE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2001
                            AIRTRAN HOLDINGS, INC.

The undersigned hereby appoints Joseph B. Leonard and Richard P. Magurno, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock held of record on March 30, 2001, at the Annual Meeting of the Stockholders to be held on May 16, 2001, at 11:00 A.M. at the Georgia International Convention Center, 1902 Sullivan Road, College Park, Georgia 30337, or any adjournment thereof.
1. Election of Directors
   [_] Vote FOR all nominees                  [_] WITHHOLD AUTHORITY to vote
       listed below (except as                    for all nominees listed below
       marked to the contrary below)
(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below).

     J. Veronica Biggins
     Robert L. Fornaro
     Robert L. Priddy

2. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or adjournment thereof.

THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                             FOLD AND DETACH HERE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

The undersigned hereby acknowledges receipt of the Proxy Statement and Notice of Annual Meeting to be held May 16, 2001.

                                             Dated: _____________________, 2001
                                             ____________________________(SEAL)
                                             ____________________________(SEAL)

                                             (Please sign exactly as your name
                                             appears hereon. If stock is reg-
                                             istered in more than one name,
                                             each holder should sign. When
                                             signing as an attorney, adminis-
                                             trator, executor, guardian or
                                             trustee, please add your title as
                                             such. If executed by a corpora-
                                             tion, the proxy should be signed
                                             by a duly authorized officer).

                                             PLEASE SIGN, DATE AND PROMPTLY
                                             RETURN THIS PROXY IN THE ENCLOSED
                                             ENVELOPE. NO POSTAGE IS REQUIRED
                                             IF MAILED IN THE UNITED STATES.

                                             [_] I PLAN TO ATTEND